Exhibit 99.1

BioPharmX Reports Second Quarter 2019 Financial Results

MENLO PARK, Calif., Aug. 30, 2018 /PRNewswire/ -- BioPharmX Corporation (NYSE American: BPMX), a specialty pharmaceutical company developing products for the dermatology market, today reports financial results for the quarter ended July 31, 2018.

"This quarter has been filled with significant progress for the company," said Anja Krammer, BioPharmX president and co-founder. "In acne, the FDA granted a CARC waiver, potentially shaving years off of additional dermal carcinogenicity studies for BPX-011, and in rosacea, we received IRB approval to begin the BPX-041 phase 2 program. To help guide these development programs, we also formed a Special Advisory Council consisting of experts across a variety of fields. Additionally, this quarter saw our third patent awarded this year, underscoring the value of the HyantX™ delivery system."

Second Quarter Financial Results

For the second quarter ended July 31, 2018, total operating expenses were $4.5 million, compared with total operating expenses of $4.3 million in the prior fiscal year's second quarter.

Net loss for the quarter ended July 31, 2018 was $4.4 million, or $0.02 per share, compared with a net loss of $3.7 million, or $0.05 per share, during the prior fiscal year's second quarter.

Excluding stock-based compensation expense and the impact of the change in the fair value of the warrant liability, non-GAAP net loss for the quarter ended July 31, 2018 was $4.0 million, or $0.02 per share of common stock. During the second quarter of the prior fiscal year, the comparable non-GAAP net loss was $3.7 million, or $0.05 per share.

Cash and cash equivalents as of July 31, 2018, were $6.6 million.

NYSE American Compliance
On August 27, 2018, the company received a deficiency letter from NYSE American LLC ("NYSE American") stating that the company is not in compliance with the continued listing standards as set forth in Section 1003(f)(v) of the NYSE American Company Guide ("Company Guide"). The letter states that because the company's common stock had been selling for a low price per share for a substantial period of time, the company is not in compliance with Section 1003(f)(v) of the Company Guide. The NYSE American staff determined that the company's continued listing is predicated on demonstrating sustained price improvement or it effecting a reverse stock split of its common stock within a reasonable period of time, which the staff determined to be until February 27, 2019. In the interim, the company's common stock will continue to be listed on the NYSE American while it attempts to regain compliance with the listing standards, subject to the company's compliance with other continued listing requirements. The letter does not affect the company's business operations or its Securities and Exchange Commission reporting requirements.

About BioPharmX® Corporation
BioPharmX Corporation (NYSE American: BPMX) is a Silicon Valley-based specialty pharmaceutical company that seeks to provide products through proprietary platform technologies for prescription, over-the-counter and supplement applications in the health and wellness markets, including dermatology and women's health. To learn more about BioPharmX, visit www.BioPharmX.com.

Use of Non-GAAP Measures
BioPharmX Corporation has supplemented its reported GAAP financial information with non-GAAP measures, non-GAAP net loss, and non-GAAP net loss per share, that do not include stock-based compensation expense and the impact of changes in the fair value of the warrant liability. The presentation of this additional information is not meant to be considered in isolation or as a substitute for results prepared in accordance with GAAP. Management uses the non-GAAP information internally to evaluate its ongoing business, operational performance and cash requirements and believes these non-GAAP measures are useful to investors as they provide the same basis for evaluating BioPharmX Corporation's performance as applied by management.

BioPharmX Corporation has provided a reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure. These non-GAAP measures may be different from non-GAAP measures used by other companies, including peer companies, and therefore, comparability may be limited. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. BioPharmX Corporation believes that non-GAAP measures have limitations in that they do not reflect all of the amounts associated with its results of operations as determined in accordance with GAAP and that these measures should be considered in addition to, not as a substitute for or in isolation from, measures prepared in accordance with GAAP. BioPharmX Corporation encourages investors and others to review the company's financial information in its entirety and not rely on a single financial measure.

Stock-based compensation expenses represent non-cash charges related to equity awards granted by BioPharmX Corporation. The change in fair value of the warrant liability results from the periodic revaluing of the warrant liability. Although these are recurring charges to BioPharmX Corporation's operations, management believes the measurement of these amounts can vary considerably from period to period and depend substantially on factors that are not a direct consequence of operating performance that is within management's control. Thus, management believes that excluding these charges from non-GAAP net loss and non-GAAP net loss per share facilitates comparisons of BioPharmX Corporation's operational performance in different periods, as well as with similarly determined non-GAAP financial measures of comparable companies.

Forward-Looking Statement
This press release contains forward-looking statements related to the company's plans or developments that involve risks, uncertainties and assumptions, and are subject to the "safe harbor" of the Private Securities Litigation Reform Act of 1995. These statements may be identified by words such as "plan," "expect," "believe," "intend," "should," "may" or similar expressions. Important factors that could cause actual results to differ materially than those expressed or implied in such statements include, but are not limited to, the time necessary to complete studies for BPX-01, the timing and enrollment for phase 2 of the BPX-04 study, the company's ability to obtain patent protection and defend its intellectual property and the company's ability to regain compliance with the requirements of the NYSE American and maintain its listing in the future. Additional risks are set forth in the company's filings with the Securities and Exchange Commission, including those described in the company's Quarterly Report on Form 10-Q for the most recent fiscal quarter. The forward-looking statements included in this news release are made only as of the date hereof, and the company undertakes no obligation to publicly update such statements.

BioPharmX is a registered trademark of BioPharmX, Inc.

1Caution: BPX-01 and BPX-04 are new drugs limited by U.S. law to investigational use.

BIOPHARMX CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(in thousands, except per share amounts; unaudited)

	Three Months Ended		Six Months Ended
	July 31,		July 31,
	2018	2017	2018	2017

Revenues, net	$ 24	$ 17	$ 42	$ 36
Cost of goods sold	13	9	20	20
Gross margin	11	8	22	16

Operating expenses
Research and development	2,730	2,413	5,057	5,354
Sales and marketing	566	586	1,167	1,383
General and administrative	1,182	1,280	2,628	2,583
Total operating expenses	4,478	4,279	8,852	9,320

Loss from operations	(4,467)	(4,271)	(8,830)	(9,304)
Change in fair value of warrant liability	23	525	(43)	161
Other income, net	34	5	63	6
Loss before provision for income taxes	(4,410)	(3,741)	(8,810)	(9,137)
Provision for income taxes	-	-	2	1
Net and comprehensive loss	$ (4,410)	$ (3,741)	$ (8,812)	$ (9,138)

Net loss per share
Basic and diluted	($0.02)	($0.05)	($0.05)	($0.13)
Shares used in computing net loss per share
Basic and diluted	191,325	74,357	185,616	71,069

BIOPHARMX CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, unaudited)

	July 31,	January 31,
	2018	2018
Assets
Current assets:
Cash and cash equivalents	$ 6,581	$ 7,576
Accounts receivable, net	16	7
Inventories	13	10
Prepaid expenses and other current assets	680	388
Total current assets	7,290	7,981

Property and equipment, net	141	109
Total assets	$ 7,431	$ 8,090

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$ 1,526	$ 1,376
Accrued expenses and other current liabilities	1,528	1,603
Total current liabilities	3,054	2,979

Long-term liabilities	114	39
Total liabilities	3,168	3,018

Stockholders' equity	4,263	5,072

Total liabilities and stockholders' equity	$ 7,431	$ 8,090

BIOPHARMX CORPORATION
Reconciliation of GAAP Net Loss to Non-GAAP Net Loss
(in thousands, except per share amounts; unaudited)

	Three Months Ended		Six Months Ended
	July 31,		July 31,
	2018	2017	2018	2017

GAAP net loss available to common stockholders	$ (4,410)	$ (3,741)	$ (8,812)	$ (9,138)

Change in fair value of warrant liability	(23)	(525)	43	(161)
Stock-based compensation expense:
- Research and development	159	158	359	266
- Sales and marketing	112	109	241	191
- General and administrative	175	299	439	494
Total stock-based compensation expense	446	566	1,039	951
Total reconciling items	423	41	1,082	790
Non-GAAP net loss available to common stockholders	$ (3,987)	$ (3,700)	$ (7,730)	$ (8,348)

GAAP net loss available to common stockholders	$ (0.02)	$ (0.05)	$ (0.05)	$ (0.13)
Reconciling items
- Change in fair value of warrant liability	-	(0.01)	-	-
- Stock-based compensation expense	-	0.01	0.01	0.01

Non-GAAP net loss per share: basic and diluted	$ (0.02)	$ (0.05)	$ (0.04)	$ (0.12)

Shares used in computing non-GAAP net loss per share
Basic and diluted	191,325	74,357	185,616	71,069

CONTACT: For further information, Nina Brauer, Senior Manager, Marketing & Communications, nbrauer@biopharmx.com, (650) 889-5030 or Investors, investors@biopharmx.com